UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August, 24, 2011

GREEN MOUNTAIN COFFEE ROASTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12340	03-0339228
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of principal executive offices) (Zip Code)

(802) 244-5621

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 24, 2011, Green Mountain Coffee Roasters, Inc., a Delaware corporation (the “Company”), agreed to sell the Van Houtte U.S. Coffee Service business (“Filterfresh”), for an aggregate cash purchase price of $145 million (the “Purchase Price”), pursuant to a definitive Stock Purchase Agreement (the “Purchase Agreement”), by and among the Company, Aramark Refreshment Services, LLC, a Delaware limited liability company (the “Buyer”) and, solely for purposes of Section 10.9 thereof, Aramark Corporation, a Delaware corporation. The Purchase Price is subject to adjustment based on Filterfresh’s working capital, cash and indebtedness as of immediately prior to the transaction’s closing.

The Purchase Agreement contains customary representations, warranties and covenants, and is subject to various closing conditions, including obtaining regulatory approval in the United States. Subject to certain limitations, each party has also agreed to indemnify the other for breaches of representations, warranties and covenants and other specified matters.

The Purchase Agreement may be terminated by either the Company or the Buyer under certain circumstances, including if the closing does not occur on or before December 21, 2011.

A copy of the press release issued on August 29, 2011 announcing the execution of the Purchase Agreement is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

No.	Description

99.1	Press Release dated August 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

Date: August 29, 2011	By:	/s/ Frances G. Rathke
Name: Frances G. Rathke
Title: Chief Financial Officer

EXHIBIT INDEX

No.	Description

99.1	Press Release dated August 29, 2011